J. Cabell Acree, III
General Counsel

July 21, 2009

Orion Marine Group, Inc.
12550 Fuqua St.
Houston, Texas 77034

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am the General Counsel of Orion Marine Group, Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the public offering from time to time, pursuant to Rule 415 of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act, of the following securities of the Company up to an aggregate amount of $150,000,000: (i) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); (ii) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), to be issued in one or more series subject to one or more designations; (iii) warrants of the Company for the purchase of Debt Securities (as defined below), Preferred Stock or Common Stock (the "Warrants") and to be issued pursuant to one or more warrant agreements (each a "Warrant Agreement") that would be entered into between the Company and a warrant agent or agents to be named (each a "Warrant Agent"); (iv) subscription rights (the "Subscription Rights") to purchase Debt Securities, Preferred Stock, Common Stock or Warrants, which may be issued under one or more subscription rights certificate(s) (each a "Subscription Rights Certificate") and/or pursuant to one or more subscription rights agreement(s) (each a "Subscription Rights Agreement") that would be entered into between the Company and a subscription agent or agents (each a "Subscription Agent"); (v) debt securities of the Company, whether senior or subordinated (collectively, the "Debt Securities") to be issued pursuant to one or more trust indentures (each a “Trust Indenture”) that would be entered into between the Company and a trustee or trustees to be named (each a “Trustee”); and (vi) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon due conversion, exchange or exercise of any Warrants, Preferred Stock or Subscription Rights including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”).  The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Subscription Rights and the Indeterminate Securities are collectively referred to herein as the "Securities."

www.orionmarinegroup.com 12550 Fuqua ∙ Houston, Texas 77034 Phone 713-852-6500 ∙ Fax 713-852-6530

Orion Marine Group, Inc.
July 21, 2009

I have examined originals or copies of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate"), (iii) the Amended and Restated Bylaws of the Company, (iv) certain resolutions of the Board of Directors of the Company relating to the offering of the Securities and related matters, (v) the form of specimen certificate representing the Common Stock, (vi) the forms of Trust Indentures relating to the issuance of senior debt securities and subordinated securities, respectively, filed as exhibits to the Registration Statement (collectively, the "Indentures"), to be entered by and between the Company and the Trustee to be named therein, pursuant to which the Debt Securities will be issued, and (vii) such other documents and records as I have deemed necessary and relevant for purposes hereof.  In addition, I have relied on certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as I have deemed necessary and relevant as a basis hereof.  In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to me as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to me as copies, the truthfulness of all statements of fact contained therein and, with respect to any issuance of shares of capital stock, the availability of a sufficient number of authorized and unissued shares of such stock under the Certificate at the time of issuance thereof.  In making my examination of executed documents or documents to be executed, I have assumed that they constitute or will constitute valid, binding and enforceable obligations of such parties, other than the Company.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

1.      The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.      With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Common Stock (the "Offered Common Stock"), if and when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and by appropriate officers of the Company to authorize the issuance and sale of the Offered Common Stock; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate and the Amended and Restated Bylaws so as not to violate any applicable law, the Certificate or the Amended and Restated Bylaws or result in a default under or breach or contravention of any agreement or instrument binding upon the Companyor any of its subsidiaries (or to which it or any of them or its or any of their respective assets is subject) and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (vi) certificates in the form required under the Delaware General Corporation Law ("DGCL") representing the shares of Offered Common Stock, if any, are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or  upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Subscription Rights; and (vii) the shares of Offered Common Stock (including any Common Stock duly issued upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Subscription Rights) are issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock, Warrants or Subscription Rights, as the case may be, then the shares of Offered Common Stock (including any Common Stock duly issued upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Subscription Rights) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

www.orionmarinegroup.com 12550 Fuqua ∙ Houston, Texas 77034 Phone 713-852-6500 ∙ Fax 713-852-6530

Orion Marine Group, Inc.
July 21, 2009

3.      With respect to any shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Preferred Stock of such series (the "Offered Preferred Stock"), if and when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and by appropriate officers of the Company to fix and determine the terms of the Offered Preferred Stock, including the adoption of a certificate of designations for such Preferred Stock in the form required by applicable law (the "Certificate of Designations"); (v) the Certificate of Designations has been duly filed with the Secretary of State of Delaware; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate, including the Certificate of Designations relating to the Offered Preferred Stock, and the Amended and Restated Bylaws of the Company so as not to violate any applicable law, the Certificate or the Amended and Restated Bylaws or result in a default under or breach or contravention of any agreement or instrument binding upon the Company or any of its subsidiaries (or to which it or any of them or its or any of their respective assets is subject) and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (vii) certificates in the form required under the DGCL representing the shares of the Offered Preferred Stock, if any, are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Subscription Rights; and (viii) the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Subscription Rights) are issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock, Warrants or Subscription Rights, as the case may be, then the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Subscription Rights) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

www.orionmarinegroup.com 12550 Fuqua ∙ Houston, Texas 77034 Phone 713-852-6500 ∙ Fax 713-852-6530

Orion Marine Group, Inc.
July 21, 2009

4.      With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants of such series (the "Offered Warrants"), if and when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and by appropriate officers of the Company to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate or the Amended and Restated Bylaws or result in a default under or breach or contravention of any agreement or instrument binding upon the Company or any of its subsidiaries (or to which it or any of them or its or any of their respective assets is subject) and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, any of its subsidiaries or the applicable Warrant Agent; (vi) the Common Stock, the Preferred Stock or the Debt Securities relating to such Offered Warrants have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; (vii) the Offered Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement in the applicable form to be filed on an amendment to the Registration Statement or on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, or upon due conversion, exchange or exercise of any Preferred Stock or Warrants); and (viii) the Offered Warrants (including any Warrants duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants) are issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock or Warrants, as the case may be, then the Offered Warrants (including any Warrants duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

www.orionmarinegroup.com 12550 Fuqua ∙ Houston, Texas 77034 Phone 713-852-6500 ∙ Fax 713-852-6530

Orion Marine Group, Inc.
July 21, 2009

5.      With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Subscription Rights (the "Offered Subscription Rights"), if and when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and by appropriate officers of the Company to approve the issuance and terms of the Offered Subscription Rights, the Subscription Rights Agreement and related matters, including setting forth the terms of the Subscription Rights in a Subscription Rights Certificate; (v) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement, Subscription Rights Certificate, the Certificate and the Amended and Restated Bylaws of the Company so as not to violate any applicable law, the Certificate or the Amended and Restated Bylaws or result in a default under or breach or contravention of any agreement or instrument binding upon the Company or any of its subsidiaries (or to which it or any of them or its or any of their respective assets is subject) and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, any of its subsidiaries or the applicable Subscription Agent; (vi) the Common Stock, Preferred Stock, Warrants or the Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance; (vii) the Offered Subscription Rights have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement and Subscription Rights Certificate to be filed on an amendment to the Registration Statement or on a Current Report on Form 8-K in the manner contemplated in the Registration Statement; (viii) the Offered Subscription Rights (including any Subscription Rights duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants), are issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement, the Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock or Warrants, as the case may be, then the Offered Subscription Rights (including any Subscription Rights duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

www.orionmarinegroup.com 12550 Fuqua ∙ Houston, Texas 77034 Phone 713-852-6500 ∙ Fax 713-852-6530

Orion Marine Group, Inc.
July 21, 2009

6.      With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities (the "Offered Debt Securities"), if and when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and by appropriate officers of the Company to approve the issuance and terms of the Offered Debt Securities; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the appropriate Trust Indenture and such Trust Indenture has been duly executed and delivered by the Company and the Trustee and qualified under the Trust Indenture Act of 1939, as amended; (vi) either (a) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Debt Securities by the trustee under the Indenture in the name of The Depository Trust Company or its nominee has been effected; (vii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Trust Indenture, the Certificate and the Amended and Restated Bylaws of the Company so as not to violate any applicable law, the Indenture, the Certificate or the Amended and Restated Bylaws or result in a default under or breach or contravention of any agreement or instrument binding upon the Company or any of its subsidiaries (or to which it or any of them or its or any of their respective assets is subject) and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, any of its subsidiaries or the applicable Trustee; and (viii) the Company has received the agreed-upon consideration therefor, then the issuance and sale of the Offered Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

www.orionmarinegroup.com 12550 Fuqua ∙ Houston, Texas 77034 Phone 713-852-6500 ∙ Fax 713-852-6530

Orion Marine Group, Inc.
July 21, 2009

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant law of the United States of America, and I render no opinion with respect to the law of any other jurisdiction.  The reference and limitation to "General Corporation Law of the State of Delaware" includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to all references to me under the heading "Legal Matters" in the prospectus included in the Registration Statement.  By giving such consent, I do not admit that I am an expert with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ J. Cabell Acree, III J. Cabell Acree, III General Counsel

www.orionmarinegroup.com 12550 Fuqua ∙ Houston, Texas 77034 Phone 713-852-6500 ∙ Fax 713-852-6530